Exhibit 99.1

GrabAGun Announces Strong Q3 2025 Revenues of $21 Million to $23 Million

Midpoint of Range Represents Impressive Year-Over-Year Revenue Growth of Nearly 10%

Company Confirms Repurchase of $8.8 Million of its Common Stock

COPPELL, Texas – GrabAGun Digital Holdings Inc. (“GrabAGun” or the “Company”) (NYSE: PEW), an online retailer of firearms, ammunition and related accessories, today announced that preliminary unaudited third quarter 2025 revenues are expected to be in the range of $21 million to $23 million, an increase of 4% to 14% over the prior year period, reflecting sustained positive momentum in the business.

The Company also announced that it has repurchased $8.8 million of its common stock under the $20 million share repurchase authorization announced in August 2025, with $11.2 million remaining for future repurchases under the program.

Marc Nemati, Chief Executive Officer of GrabAGun, commented, “We delivered another strong quarter by executing our growth plan and leveraging the power of GrabAGun’s platform and market position. Our robust financial position provides a solid foundation to pursue value-creating opportunities, including strategic M&A, while maintaining the flexibility to capitalize on market dynamics as they present themselves. The $8.8 million in share repurchases completed to date demonstrate our conviction that our shares are undervalued, and we are aggressively capitalizing on this disconnect to deliver exceptional returns for our shareholders.”

GrabAGun will provide further results in its complete third quarter press release and conference call that will be announced at a later date.

The share repurchase program, which runs through August 2026, provides the Company with the flexibility to repurchase additional shares based on market conditions, available cash, and other factors. The timing and amount of any future repurchases will be determined based on market conditions and other considerations.

About GrabAGun

We are defenders. We are sportsmen. We are outdoorsmen. We believe that it is our American duty to help everyone, from first-time buyers to long-time enthusiasts, understand and legally secure their firearms and accessories. That’s why our arsenal is fully packed, consistently refreshed, and always loaded with high-quality affordable firearms and accessories. Industry-leading brands that GrabAGun works with include Smith & Wesson Brands, Sturm, Ruger & Co., SIG Sauer, Glock, Springfield Armory and Hornady Manufacturing, among others.

GrabAGun is a fast growing, digitally native eCommerce retailer of firearms and ammunition, related accessories and other outdoor enthusiast products. Building on its proprietary software expertise, GrabAGun’s eCommerce site has become one of the leading firearm retail websites. In addition to its eCommerce excellence, GrabAGun has developed industry-leading solutions that revolutionize supply chain management, combining dynamic inventory and order management with AI-powered pricing and demand forecasting. These advancements enable seamless logistics, efficient regulatory compliance and a streamlined experience for customers.

Forward-Looking Statements

Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding GrabAGun held by GrabAGun’s management team and the products and markets, future financial condition, expected future performance and market opportunities of GrabAGun. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. This press release contains certain preliminary unaudited financial results for revenues for our third quarter ended September 30, 2025.  Upon completion of our auditors’ review of the results for the quarter ended September 30, 2025, it is possible significant changes to such  preliminary results may be necessary.  Such preliminary unaudited financial results do not reflect all of our material financial information as of and for the three months ended September 30, 2025, and we therefore caution you not to place undo reliance on them.  See “Risk Factors” in our previous SEC filings for a discussion of factors that may cause our actual results to vary from our estimates. GrabAGun does not assume any obligation to, nor intends to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by U.S. federal securities law.

Investors & Media

GrabAGun@icrinc.com